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                                                                      Exhibit 11



                  RAMSAY YOUTH SERVICES, INC. AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE


                                                       Year Ended    Six Months Ended December 31,        Year Ended June 30,
                                                       December 31,  -----------------------------   ---------------------------
                                                          1999          1998             1997             1998             1997
                                                       ----------    -----------     -------------   ------------     ----------
                                                                                     (unaudited)
Numerator:
   Net income (loss) before extraordinary
    item, as reported .............................    $3,117,000    $ 4,838,000     $ 1,158,000     $(54,254,000)    $3,412,000
   Dividends, Class B convertible preferred
    stock, Series C ...............................            --        166,000         181,000          362,000        362,000
   Dividends, Class B convertible preferred
    stock, Series 1996 ............................            --         69,000          75,000          150,000             --
   Dividends, Class B convertible redeemable
    preferred stock, Series 1997 ..................            --         45,000          57,000          182,000             --
   Redemption premium and other costs, Class
    B convertible preferred stock, Series 1997 ....            --        225,000
   Dividends, Class B redeemable preferred
    stock, Series 1997-A ..........................            --        151,000          91,000          271,000             --
                                                       ----------    -----------     -----------     ------------     ----------
      Numerator for basic earnings (loss) per
        share - income (loss) attributable to
        common Stockholders, before extraordinary
        item ......................................     3,117,000      4,182,000         754,000      (55,219,000)     3,050,000

   Effect of dilutive securities:
      Class B convertible preferred stock,
         Series C .................................            --             --              --               --        362,000
                                                       ----------    -----------     -----------     ------------     ----------
                                                               --             --              --               --        362,000
                                                       ----------    -----------     -----------     ------------     ----------
      Numerator for diluted earnings (loss)
         per share - income (loss) attributable
         to common stockholders after
         assumed conversions ......................    $3,117,000    $ 4,182,000     $   754,000     $(55,219,000)    $3,412,000
                                                       ==========    ===========     ===========     ============     ==========

Denominator:
   Denominator for basic earnings (loss) per
      share - weighted-average shares .............     8,890,000      4,487,000       3,574,000        3,595,000      2,801,000

   Effect of dilutive securities:
      Employee stock options and warrants .........       648,000          8,000         565,000               --        115,000
      Convertible preferred stock .................            --      1,476,000              --               --        493,000
                                                       ----------    -----------     -----------     ------------     ----------
   Dilutive potential common shares ...............       648,000      1,484,000         565,000               --        608,000
                                                       ----------    -----------     -----------     ------------     ----------
      Denominator for diluted earnings (loss)
         per share - adjusted weighted-average
         shares and assumed conversions ...........     9,538,000      5,971,000       4,139,000        3,595,000      3,409,000
                                                       ==========    ===========     ===========     ============     ==========

Basic earnings (loss) per share, before
   extraordinary item .............................    $      .35    $       .93     $       .21     $     (15.36)    $     1.09
Extraordinary item ................................            --           (.63)          (1.00)           (1.20)            --
                                                       ----------    -----------     -----------     ------------     ----------
Basic earnings (loss) per share ...................    $      .35    $       .30     $      (.79)    $     (16.56)    $     1.09
                                                       ==========    ===========     ===========     ============     ==========

Diluted earnings (loss) per share before
   extraordinary item .............................    $      .33    $       .70     $       .18     $     (15.36)    $     1.00
Extraordinary item ................................            --           (.47)           (.86)           (1.20)            --
                                                       ----------    -----------     -----------     ------------     ----------
Diluted earnings (loss) per share .................    $      .33    $       .23     $      (.68)    $     (16.56)    $     1.00
                                                       ==========    ===========     ===========     ============     ==========



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